Exhibit 99.1

CollabRx Receives NASDAQ Listing Determination;
Intends to Request Hearing

SAN FRANCISCO, Jan. 20, 2015 -- CollabRx, Inc. (NASDAQ:CLRX) ("the Company") announced that it received a letter from the NASDAQ Listing Qualifications Staff indicating that, unless the Company timely requests a hearing before the NASDAQ Listing Qualifications Panel (the "Panel"), the Company's securities would be delisted from The NASDAQ Capital Market due to the Company's non-compliance with NASDAQ Listing Rule 5550(b)(1) (the "Rule"). The Company intends to timely request a hearing before the Panel, at which hearing the Company will present its plan to evidence compliance with the Rule, which requires the Company to maintain a minimum of $2.5 million in stockholders' equity. The Company's common stock will continue to trade on The NASDAQ Capital Market under the symbol "CLRX" pending completion of the hearing process and the expiration of any extension period granted by the Panel.

About CollabRx
CollabRx, Inc. (CLRX) is a recognized leader in cloud-based expert systems to inform healthcare decision-making. CollabRx uses information technology to aggregate and contextualize the world's knowledge on genomics-based medicine with specific insights from the nation's top cancer experts, starting with the area of greatest need: advanced cancers in patients who have effectively exhausted the standard of care. More information may be obtained at http://www.collabrx.com.

CollabRx Safe Harbor Statement
This press release includes forward-looking statements about CollabRx's anticipated results that involve risks and uncertainties. Some of the information contained in this press release, including, but not limited to, statements as to industry trends and CollabRx's plans, objectives, expectations and strategy for its business, contains forward-looking statements that are subject to risks and uncertainties that could cause actual results or events to differ materially from those expressed or implied by such forward-looking statements. Any statements that are not statements of historical fact are forward-looking statements. When used, the words "believe," "plan," "intend," "anticipate," "target," "estimate," "expect" and the like, and/or future tense or conditional constructions ("will," "may," "could," "should," etc.), or similar expressions, identify certain of these forward-looking statements. Important factors which could cause actual results to differ materially from those in the forward-looking statements are detailed in filings made by CollabRx with the Securities and Exchange Commission. CollabRx undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Thomas R. Mika
President & CEO
CollabRx, Inc.
415-248-5350

Dian Griesel Int'l.
Laura Radocaj - media
lradocaj@dgicomm.com
212-825-3210

Cheryl Schneider - investors
cschneider@dgicomm.com
212-825-3210

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